Exhibit 5.1

Karen E. Anderson

+1 858 550 6088

kanderson@cooley.com

October 16, 2018

Equillium, Inc.

2223 Avenida de la Playa, Suite 108

La Jolla, CA 92037

Ladies and Gentlemen:

We have represented Equillium, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to 2,983,531 shares of the Company’s Common Stock, $0.0001 par value (the “Shares”), consisting of (i) 410,483 shares reserved for issuance upon the exercise of outstanding options issued under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), (ii) 2,229,773 shares reserved for issuance under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and (iii) 343,275 shares reserved for issuance under the Company’s 2018 Employee Stock Purchase Plan (collectively with the 2017 Plan and the 2018 Plan, the “Plans”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the related prospectuses, (b) the Company’s Amended and Restated Certificate of Incorporation, as amended, and Bylaws, each as currently in effect, (c) the Plans and (d) such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related prospectuses, will be validly issued, fully paid, and non-assessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and non-assessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Equillium, Inc.

October 16, 2018

Page Two

Sincerely,

COOLEY LLP

By:	/s/ Karen E. Anderson
Karen E. Anderson

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM